Whirlpool Announces Fourth-Quarter and Full-Year Results; Provides 2025 Guidance
•Fourth-quarter net sales decline of (18.7)% due to the Europe divestiture; organic net sales(1) growth of 1.9% driven by strong small domestic appliances and international businesses
•Delivered approximately $300 million of net cost take out in 2024, as expected
•Q4 GAAP net earnings margin (loss) of (9.5)%; GAAP earnings (loss) per diluted share of $(7.10) driven by the non-cash impact of Maytag brand impairment, GAAP tax rate of (44)%
•Q4 Ongoing (non-GAAP) EBIT margin(2) of 6.0%; ongoing earnings per diluted share(3) of $4.57 supported by favorable adjusted (non-GAAP) effective tax rate of (54)%
•2025 outlook includes full-year GAAP earnings per diluted share of approximately $8.75, and ongoing earnings per diluted share(3) of approximately $10.00; including GAAP and adjusted (non-GAAP) tax rate of 20 to 25%; cash provided by operating activities of approximately $1 billion and free cash flow(4) of approximately $500 to $600 million
•Intend to reduce ownership stake in Whirlpool of India Ltd. to ~20% in 2025 via market sale
•Expect to pay down approximately $700 million of debt in 2025
BENTON HARBOR, Mich., January 29, 2025 - Whirlpool Corporation (NYSE: WHR), today reported fourth-quarter and full-year 2024 financial results.
“In 2024, we continued to make progress in our operations and delivered on our cost take out commitment of $300 million while achieving the closure of the Europe transaction, supporting our ongoing portfolio transformation,” said Marc Bitzer. “In 2025, we expect to deliver more than $200 million of cost take out and position our business for the eventual U.S. housing recovery.” MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Earnings Results	Fourth Quarter Results			Full Year Results
	2024*	2023	Change	2024*	2023	Change
Net sales ($M)	$4,136	$5,088	(18.7)%	$16,607	$19,455	(14.6)%
Organic net sales ($M)(1)	$4,174	$4,254	1.9%	$16,052	$15,991	(0.4)%
GAAP net earnings (loss) available to Whirlpool ($M)	$(393)	$491	nm	$(323)	$481	nm
Ongoing EBIT(2) ($M)	$248	$266	(6.8)%	$887	$1,191	(25.5)%
GAAP net earnings margin	(9.5)%	9.7%	(19.2pts)	(1.9)%	2.5%	(4.4pts)
Ongoing EBIT margin(2)	6.0%	5.2%	0.8pts	5.3%	6.1%	(0.8pts)
GAAP earnings (loss) per diluted share	$(7.10)	$8.90	nm	$(5.87)	$8.72	nm
Ongoing earnings per diluted share(3)	$4.57	$3.85	18.7%	$12.21	$16.16	(24.4)%
*Excludes net sales from our previously-owned MDA Europe business; full-year results exclude net sales from the second through fourth quarter
Free Cash Flow	2024	2023	Change
Cash provided by (used in) operating activities ($M)	$835	$915	$(80)
Free cash flow(4) ($M)	$385	$366	$19
"We are proud of the actions we took to strengthen our balance sheet, paying down $500 million in debt and driving significant working capital efficiency," said Jim Peters. "In 2025, our clear capital allocation priorities along with the anticipated India transaction will maximize shareholder value and further strengthen our balance sheet." JIM PETERS, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q4 2024	Q4 2023	Change
MDA North America	Net Sales	$2,595	$2,632	(1.4)%
	EBIT	$173	$213	(18.8)%
	% of sales	6.7%	8.1%	(1.4pts)
MDA Latin America	Net Sales	$920	$958	(4.0)%
	EBIT	$70	$50	40.0%
	% of sales	7.6%	5.2%	2.4pts
MDA Asia	Net Sales	$238	$221	7.6%
	EBIT	$3	$(1)	nm
	% of sales	1.2%	(0.5)%	1.7pts
SDA Global	Net Sales	$384	$363	5.7%
	EBIT	$48	$50	(4.0)%
	% of sales	12.5%	13.8%	(1.3pts)
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Excluding currency, net sales decreased 1.2 percent year-over-year, and EBIT margin(5) decreased year-over-year, driven by a sizeable trade inventory reduction coupled with strong sell through in the quarter, negatively impacting price/mix
MDA LATIN AMERICA
•Excluding currency, net sales increased 7.3 percent year-over-year, with strong industry demand in Brazil and Mexico
•EBIT margin(5) increased year-over-year, driven by cost take out actions and fixed cost leverage
MDA ASIA
•Excluding currency, net sales increased 8.8 percent year-over-year, with increased volumes from share gains and industry growth
•EBIT margin(5) increased year-over-year, driven by fixed cost leverage
SDA GLOBAL
•Excluding currency, net sales increased 6.4 percent year-over-year, driven by strong direct-to-consumer sales and new product launches
•EBIT margin(5) decreased year-over-year, impacted by marketing investments in new product launches

FULL-YEAR 2025 OUTLOOK

Guidance Summary	2024 Reported	2024 Like-for- Like (6)	2025 Guidance
Net sales ($B)	$16.6	~$15.4	~$15.8
Cash provided by operating activities ($M)	$835	N/A	~$1,000
Free cash flow ($M)(4)	$385	N/A	$500 - $600
GAAP net earnings margin (%)	(1.9)%	N/A	3.0%
Ongoing EBIT margin (%)(2)	5.3%	~5.8%	~6.8%
GAAP earnings per diluted share	$(5.87)	N/A	~$8.75
Ongoing earnings per diluted share(3)	$12.21	N/A	~$10.00
GAAP tax rate	(5.5)%	N/A	20 - 25%
Adjusted (non-GAAP) tax rate	(28.6)%	N/A	20 - 25%

•Expect full-year net sales of approximately $15.8 billion; approximately 3% growth on a like-for-like(6) basis
•Expect to deliver more than $200 million of structural cost take out actions
•Expect full-year GAAP earnings per diluted share of approximately $8.75 and full-year ongoing earnings per diluted share(3) of approximately $10.00
•Cash provided by operating activities of approximately $1 billion and free cash flow(4) of $500 to $600 million
•Expect net cash proceeds of $550 to $600 million from the anticipated India transaction
•Our capital allocation priorities demonstrate our strong commitment to strengthen our balance sheet; expect approximately $700 million of debt pay down in 2025

(1)A reconciliation of organic net sales, a non-GAAP financial measure, to reported net sales and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(507) million and $67 million for the fourth quarters of 2024 and 2023, respectively.
(6)Like-for-like refers to pro forma results for 2024, which exclude the first quarter results for the historical Europe major domestic appliances business (MDA Europe) and July through December results for the Whirlpool of India business, to provide a comparative baseline for 2025 guidance. This comparison uses a prior period baseline that is aligned to the ongoing business expectations for 2025, with the Europe transaction closed April 1, 2024 and the intended Whirlpool of India transaction expected to close by mid to late 2025. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the last-remaining major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2024, the company reported approximately $17 billion in annual sales - close to 90% of which were in the Americas - 44,000 employees and 40 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and related costs, supply chain, portfolio transformation expectations, asset impairment, debt repayment expectations, India transaction timing and benefits expectations, trade customer inventory expectations, and the impact of housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and successfully manage its strategic portfolio transformation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to our international operations; (10) Whirlpool's ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and generative AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool's ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions. In addition, factors that could cause actual results to differ materially from our India transaction expectations include, among other things, failure or delays in launching transaction based on Board approval, market conditions or other factors, failure or delays in share settlement and closing, transaction proceeds being lower than expected, alternative uses for proceeds received, brand license valuation expectations not being met, and strategic, economic or industry expectations for India not being realized. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	2024	2023	2024	2023
Net sales	$4,136	$5,088	$16,607	$19,455
Expenses
Cost of products sold	3,465	4,296	14,026	16,285
Gross margin	671	792	2,581	3,170
Selling, general and administrative	418	557	1,684	1,993
Intangible amortization	7	1	31	40
Restructuring costs	(2)	2	79	16
Impairment of goodwill and other intangibles	381	—	381	—
Loss (gain) on sale and disposal of businesses	4	(180)	264	106
Operating profit	(136)	412	143	1,015
Other (income) expense
Interest and sundry (income) expense	—	(6)	(27)	71
Interest expense	83	92	358	351
Earnings (loss) before income taxes	(218)	326	(188)	593
Income tax expense (benefit)	95	(191)	10	77
Equity method investment income (loss), net of tax	(76)	(25)	(107)	(28)
Net earnings (loss)	(391)	492	(305)	488
Less: Net earnings (loss) available to noncontrolling interests	2	1	18	7
Net earnings (loss) available to Whirlpool	$(393)	$491	$(323)	$481
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$(7.10)	$8.93	$(5.87)	$8.76
Diluted net earnings (loss) available to Whirlpool	$(7.10)	$8.90	$(5.87)	$8.72
Dividends declared	$1.75	$1.75	$7.00	$7.00
Weighted-average shares outstanding (in millions)
Basic	55.4	55.1	55.1	55.0
Diluted	55.4	55.2	55.1	55.2

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	December 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,275	$1,570
Accounts receivable, net of allowance of $46 and $47, respectively	1,317	1,529
Inventories	2,035	2,247
Prepaid and other current assets	612	717
Assets held for sale	—	144
Total current assets	5,239	6,207
Property, net of accumulated depreciation of $5,414 and $5,259, respectively	2,275	2,234
Right of use assets	841	721
Goodwill	3,322	3,330
Other intangibles, net of accumulated amortization of $447 and $440, respectively	2,717	3,124
Deferred income taxes	1,433	1,317
Other noncurrent assets	474	379
Total assets	$16,301	$17,312
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,530	$3,598
Accrued expenses	455	491
Accrued advertising and promotions	682	603
Employee compensation	228	238
Notes payable	18	17
Current maturities of long-term debt	1,850	800
Other current liabilities	560	614
Liabilities held for sale	—	587
Total current liabilities	7,323	6,948
Noncurrent liabilities
Long-term debt	4,758	6,414
Pension benefits	122	147
Postretirement benefits	96	107
Lease liabilities	711	612
Other noncurrent liabilities	357	547
Total noncurrent liabilities	6,045	7,827
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 65 million and 114 million shares issued, respectively, and 55 million and 55 million shares outstanding, respectively	64	114
Additional paid-in capital	3,462	3,078
Retained earnings	1,311	8,358
Accumulated other comprehensive loss	(1,545)	(2,178)
Treasury stock, 9 million and 60 million shares, respectively	(609)	(7,010)
Total Whirlpool stockholders' equity	2,683	2,362
Noncontrolling interests	250	175
Total stockholders' equity	2,933	2,537
Total liabilities and stockholders' equity	$16,301	$17,312

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars)

	Twelve Months Ended
	2024	2023
Operating activities
Net earnings (loss)	$(305)	$488
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	333	361
Impairment of goodwill and other intangibles	381	—
Loss (gain) on sale and disposal of businesses	264	106
Equity method investment (income) loss, net of tax	107	28
Changes in assets and liabilities:
Accounts receivable	(14)	159
Inventories	172	(123)
Accounts payable	125	1
Accrued advertising and promotions	63	(37)
Accrued expenses and current liabilities	7	122
Taxes deferred and payable, net	(183)	(97)
Accrued pension and postretirement benefits	(24)	(59)
Employee compensation	97	103
Other	(188)	(137)
Cash provided by (used in) operating activities	835	915
Investing activities
Capital expenditures	(451)	(549)
Proceeds from sale of assets and businesses	95	10
Acquisition of businesses, net of cash acquired	—	(14)
Cash held by divested businesses	(245)	—
Other	(1)	—
Cash provided by (used in) investing activities	(602)	(553)
Financing activities
Net proceeds from borrowings of long-term debt	300	304
Net repayments of long-term debt	(801)	(750)
Net proceeds (repayments) from short-term borrowings	11	34
Dividends paid	(384)	(384)
Repurchase of common stock	(50)	—
Sale of minority interest in subsidiary	462	—
Common stock issued	—	4
Other	(14)	—
Cash provided by (used in) financing activities	(476)	(792)
Effect of exchange rate changes on cash and cash equivalents	(149)	45
Less: change in cash classified as held for sale	—	(3)
Increase (decrease) in cash and cash equivalents	(391)	(388)
Cash and cash equivalents at beginning of year (1)	1,667	1,958
Cash and cash equivalents at end of period	$1,275	$1,570
(1) Cash and cash equivalent at the beginning of 2024 include $1,570 million of cash and cash equivalents and cash of $97 million classified as held for sale as of December 31, 2023.

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, ongoing interest and sundry (income) expense, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Ongoing interest and sundry (income) expense: Reported interest and sundry (income) expense adjusted to exclude certain unique items. Management believes that ongoing interest and sundry (income) expense provides stockholders with a meaningful, consistent comparison of the Company's interest and sundry (income) expense, excluding the impact of certain unique items.
Ongoing equity method income (loss): Reported equity method income (loss) adjusted to exclude equity method investee restructuring charges. Management believes that ongoing equity method income (loss) provides stockholders with a meaningful, consistent comparison of the Company's equity method income (loss), excluding the impact of equity method investee restructuring charges.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.

Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, free cash flow benefit as a result of Europe transaction closing, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FOURTH-QUARTER 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (43.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (53.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(393)
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	95
Interest expense	83
Earnings before interest & taxes	$(212)
Net sales	$4,136
Net earnings (loss) margin	(9.5)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(212)	$(7.10)
Restructuring expense (a)	Restructuring costs	(2)	(0.04)
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.88
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	9	0.16
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax	74	1.34
Income tax impact	Income tax impact		4.47
Normalized tax rate adjustment (f)	Normalized tax rate adjustment		(1.10)
Ongoing measure		$248	$4.57
Net sales		$4,136
Ongoing EBIT margin		6.0%

Note: Numbers may not reconcile due to rounding.

FOURTH-QUARTER 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (58.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (19.0)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$491
Net earnings (loss) available to noncontrolling interests	1
Income tax expense (benefit)	(191)
Interest expense	92
Earnings before interest & taxes	$393
Net sales	$5,088
Net earnings (loss) margin	9.7%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$393	$8.90
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	(123)	(2.23)
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(4)	(0.06)
Total income tax impact			(0.44)
Normalized tax rate adjustment (f)			(2.32)
Ongoing measure		$266	$3.85
Net sales		$5,088
Ongoing EBIT margin		5.2%

Note: Numbers may not reconcile due to rounding.

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (43.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(323)
Net earnings (loss) available to noncontrolling interests	18
Income tax expense (benefit)	10
Interest expense	358
Earnings before interest & taxes	$63
Net sales	$16,607
Net earnings (loss) margin	(1.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$63	$(5.87)
Restructuring expense (a)	Restructuring costs	79	1.44
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.92
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax	74	1.34
Total income tax impact			4.28
Normalized tax rate adjustment (f)			(1.16)
Ongoing measure		$887	$12.21
Net Sales		$16,607
Ongoing EBIT Margin		5.3%

Note: Numbers may not reconcile due to rounding.

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$481
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	77
Interest expense	351
Earnings before interest & taxes	$916
Net sales	$19,455
Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$916	$8.72
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	94	1.71
Total income tax impact			0.35
Normalized tax rate adjustment (f)			2.11
Ongoing measure		$1,191	$16.16
Net Sales		$19,455
Ongoing EBIT Margin		6.1%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2025 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2025. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 20 - 25%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of 20 - 25%.

Twelve Months Ending December 31, 2025
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$975	~$8.75
Restructuring Expense	Restructuring Costs	~75	~1.25
Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	~20	~0.25
Total income tax impact			(~0.25)
Ongoing measure		~$1,070	~$10.00

Note: Numbers may not reconcile due to rounding.

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.RESTRUCTURING EXPENSE - In March 2024, the Company committed to workforce reduction plans in the United States and globally, in an effort to reduce complexity and simplify our organizational model after the European major domestic appliance transaction. The workforce reduction plans included involuntary severance actions as of the end of the first quarter of 2024. Total costs for these actions were $21 million, of which we incurred $14 million in employee termination costs and $7 million other associated costs.
During the second quarter of 2024, the Company evaluated additional restructuring actions as part of the Company's organizational simplification efforts. Total costs for these actions were $58 million, which were primarily employee termination costs.
b.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the fourth quarter of 2024, we determined that the carrying value of the Maytag trademark exceeded its fair value, resulting in an impairment charge of $381 million.
c.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, the Company signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arcelik. In connection with the transaction, which closed on April 1, 2024, the Company recorded a loss on disposal of $298 million and $106 million for the twelve months ended December 31, 2024 and December 31, 2023, respectively.
Additionally, the Company incurred other unique transaction related costs related to portfolio transformation for a total of $28 million and $75 million for the twelve months ended December 31, 2024 and December 31, 2023, respectively. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Statements of Comprehensive Income (Loss).
The Company also recorded a gain of $34 million during the third quarter of 2024 related to the sale of the Company's Brastemp-branded water filtration subscription business related to our portfolio transformation.
d.LEGACY EMEA LEGAL MATTERS - During the fourth quarter of 2024 we recorded immaterial amounts related to legacy matters of our European major domestic appliance business.
During the first quarter of 2023, the Company accrued $62 million related to the Competition Investigation and unrelated trade customer insolvency matter of our European major domestic appliance business. During the second quarter of 2023, the accrual was increased by $36 million resulting in an aggregate amount of $98 million for the six months ended June 30, 2023. An immaterial adjustment was made in the fourth quarter of 2023 related to these matters. For certain additional information, see Note 7 to the Consolidated Financial Statements.
e.EQUITY METHOD INVESTEE - RESTRUCTURING CHARGES - During the fourth quarter of 2024, we recorded our proportionate share of restructuring charges related to certain previously announced restructuring actions by our European equity method investee.
f.NORMALIZED TAX RATE ADJUSTMENT - For the full year 2024, the Company calculated a GAAP tax rate of (5.5)%. Ongoing earnings per share was calculated using an adjusted tax rate of (28.6)%, which excludes the tax impacts related to M&A transactions, the Maytag intangible impairment charge, and certain other tax impacts related to the Europe transaction.
For the full-year 2023, the Company calculated a GAAP tax rate of 13%. Ongoing earnings per share was calculated using an adjusted tax rate of (6.7)%, which excludes certain tax related impacts of M&A transactions and certain tax related impacts to legal entity restructuring transactions.

ONGOING EBIT EXCLUDING MDA EUROPE FIRST QUARTER AND JULY THROUGH DECEMBER INDIA

The reconciliation provided below reconciles the impact of removing Q1 MDA Europe and July through December India from our net sales and ongoing EBIT, for the twelve months ended December 31, 2024 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2024 As Reported	Q1 2024 MDA Europe*	July - December 2024 India**	2024 Like-for-Like
Net Sales (in billions)	$16.6	$0.8	$0.4	~$15.4
Ongoing EBIT (in millions)	887	(9)	3	~893
Ongoing EBIT Margin	5.3%	(1.1)%	0.7%	~5.8%
Note: Numbers may not reconcile due to rounding.
*Q1 historical segment financial data (unaudited).
** July through December India financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2024 and 2023 and 2025 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2024	2023	2025 Outlook
Cash provided by (used in) operating activities	$835	$915	~$1,000
Capital expenditures	(451)	(549)	(~450)
Free cash flow	$385	$366	$500 - $600

Cash provided by (used in) investing activities*	(602)	(553)
Cash provided by (used in) financing activities*	(476)	(792)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for twelve months ended December 31, 2023 and 2024 for the
Whirlpool business.

	Twelve Months Ended
	December 31,
(Approximate impact in dollars)	2024	2023	Change
Net Sales	$16,607	$19,455	(14.6)%
Less: EMEA Divested Business	804	3,403
Less: Currency	(188)	—
Organic Net Sales	$15,991	$16,052	(0.4)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended December 31, 2023 and 2024 for the Whirlpool business.

	Three Months Ended
	December 31,
(Approximate impact in dollars)	2024	2023	Change
Net Sales	$4,136	$5,088	(18.7)%
Less: EMEA Divested Business	—	914
Less: Currency	(118)	—
Organic Net Sales	$4,254	$4,174	1.9%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended September 30, 2023 and 2024 for the Whirlpool business.

	Three Months Ended
	September 30,
(Approximate impact in dollars)	2024	2023	Change
Net Sales	$3,993	$4,926	(18.9)%
Less: EMEA Divested Business	—	829
Less: Currency	(76)	—
Organic Net Sales	$4,069	$4,097	(0.7)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended June 30, 2023 and 2024 for the Whirlpool business.

	Three Months Ended
	June 30,
(Approximate impact in dollars)	2024	2023	Change
Net Sales	$3,989	$4,792	(16.8)%
Less: EMEA Divested Business	—	814
Less: Currency	(37)	—
Organic Net Sales	$4,026	$3,978	1.2%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended March 31, 2023 and 2024 for the Whirlpool business.

	Three Months Ended
	March 31,
(Approximate impact in dollars)	2024	2023	Change
Net Sales	$4,490	$4,649	(3.4)%
Less: EMEA Divested Business	804	846
Less: Currency	43	—
Organic Net Sales	$3,643	$3,803	(4.2)%

Note: Numbers may not reconcile due to rounding.
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